PRDO ANNOUNCES 1Q23 RESULTS …PG 1

Exhibit 99.1

PERDOCEO EDUCATION CORPORATION ANNOUNCES FIRST QUARTER 2023 RESULTS

Schaumburg, Ill. (May 4, 2023) – Perdoceo Education Corporation (NASDAQ: PRDO) today reported operating and financial results for the quarter ended March 31, 2023.

First Quarter 2023 Results as Compared to Prior Year Quarter

•
Revenue increased 6.9% to $195.6 million, with a 10.0% increase at CTU and a 1.9% increase at AIUS.
•
Operating income decreased 0.8% to $43.3 million, while adjusted operating income increased 4.3% to $53.1 million.*
•
Earnings per diluted share was $0.50 as compared to $0.46, while adjusted earnings per diluted share was $0.58 as compared to $0.50.*
•
Total student enrollments at March 31, 2023 increased by 0.8%.
•
Ended the quarter with $520.3 million in cash, cash equivalents, restricted cash and available-for-sale-short-term investments.

*See GAAP (U.S. generally accepted accounting principles) to non-GAAP reconciliation attached to this press release

"During the quarter, student retention and engagement continued to improve at our academic institutions and our overall operating performance was in line with our expectations,” said Andrew Hurst, President and Chief Executive Officer. “The Perdoceo team remains committed to prioritizing student experiences, retention and academic outcomes and we continue to invest in technology across our student processes to make them more efficient and effective."

PRDO ANNOUNCES 1Q23 RESULTS …PG 2

REVENUE

•
For the quarter ended March 31, 2023, revenue of $195.6 million increased 6.9% compared to revenue of $183.0 million for the prior year quarter.

	For the Quarter Ended March 31,
Revenue ($ in thousands)	2023	2022	% Change
CTU	$124,492	$113,148	10.0%
AIUS	70,840	69,532	1.9%
Corporate and Other	266	279	NM
Total	$195,598	$182,959	6.9%

TOTAL STUDENT ENROLLMENTS

	As of March 31,
Total Student Enrollments(1)	2023	2022	% Change
CTU	23,500	23,500	0.0%
AIUS	14,400	14,100	2.1%
Total	37,900	37,600	0.8%

(1)
Total student enrollments do not include learners participating in: a) non-degree seeking and professional development programs, and b) degree seeking, non-Title IV, self-paced programs at our universities.

PRDO ANNOUNCES 1Q23 RESULTS …PG 3

OPERATING INCOME

•
For the quarter ended March 31, 2023, operating income decreased by 0.8% to $43.3 million as compared to the prior year quarter.

	For the Quarter Ended March 31,
Operating Income ($ in thousands)	2023	2022	% Change
CTU	$43,690	$43,026	1.5%
AIUS	12,003	9,523	26.0%
Corporate and Other	(12,357)	(8,856)	NM
Total	$43,336	$43,693	-0.8%

ADJUSTED OPERATING INCOME

The Company believes it is useful to present non-GAAP financial measures, which exclude certain significant and non-cash items, as a means to understand the performance of its operations. (See table below and the GAAP to non-GAAP reconciliation attached to this press release for further details.)

•
For the quarter ended March 31, 2023, adjusted operating income of $53.1 million increase 4.3% compared to adjusted operating income of $50.9 million for the prior year quarter.

	For the Quarter Ended March 31,
Adjusted Operating Income ($ in thousands)	2023	2022
Operating income	$43,336	$43,693
Depreciation and amortization (1)	5,155	4,882
Legal fee expense related to certain matters (2)	4,619	2,347
Adjusted Operating Income	$53,110	$50,922

Increase (Decrease)	4.3%

(1)
Amortization relates to definite-lived intangible assets associated with acquisitions.

(2)
Legal fee expense associated with (i) responses to the Department of Education (the “Department”) relating to borrower defense to repayment applications from former students, and (ii) acquisition efforts.

PRDO ANNOUNCES 1Q23 RESULTS …PG 4

NET INCOME AND EARNINGS PER DILUTED SHARE

For the quarter ended March 31, 2023, the Company recorded:

•
Net income of $34.5 million compared to $32.1 million for the prior year quarter.
•
Earnings per diluted share of $0.50 compared to $0.46 for the prior year quarter.
•
Adjusted earnings per diluted share of $0.58 compared to $0.50 for the prior year quarter. (See table below and the GAAP to non-GAAP reconciliation attached to this press release for further details.)

	For the Quarter Ended March 31,
	2023	2022

Reported Earnings Per Diluted Share	$0.50	$0.46

Pre-tax adjustments included in operating expenses:
Amortization for acquired intangible assets (1)	0.04	0.02
Legal fee expense related to certain matters (2)	0.07	0.03
Tax effect of adjustments (3)	(0.03)	(0.01)
Adjusted Earnings Per Diluted Share	$0.58	$0.50

(1)
Amortization relates to definite-lived intangible assets associated with acquisitions.

(2)
Legal fee expense associated with (i) responses to the Department relating to borrower defense to repayment applications from former students, and (ii) acquisition efforts.

(3)
The tax effect of adjustments was calculated by multiplying the pre-tax adjustments with a tax rate of 25.0%. This tax rate is intended to reflect federal and state taxable jurisdictions as well as the nature of the adjustments.

BALANCE SHEET AND CASH FLOW

•
For the quarter ended March 31, 2023, net cash provided by operating activities was $4.6 million, compared to net cash provided by operating activities of $22.2 million for the prior year quarter.
•
As of March 31, 2023 and December 31, 2022, cash, cash equivalents, restricted cash and available-for-sale short-term investments totaled $520.3 million and $518.2 million, respectively.

	For the Quarter Ended March 31,
Selected Cash Flow Items ($ in thousands)	2023	2022	% Change
Net cash provided by operating activities	$4,572	$22,154	-79.4%
Capital expenditures	$1,925	$4,742	-59.4%

PRDO ANNOUNCES 1Q23 RESULTS …PG 5

OUTLOOK

The Company is providing the following updated full year outlook, along with its second quarter outlook, subject to the key assumptions identified below. Please see the GAAP to non-GAAP reconciliation for adjusted operating income and adjusted earnings per diluted share attached to this press release for further details.

	Total Company Outlook
	For Quarter Ending June 30,		For the Year Ending December 31,
	OUTLOOK	ACTUAL	OUTLOOK	ACTUAL
	2023	2022	2023	2022
Operating Income	$38.9M - $40.9M	$33.9M	$121.1M - $138.1M	$129.6M
Depreciation and amortization	$4.4M	$4.9M	$17.5M	$19.8M
Legal fee expense related to certain matters (1)	$3.7M	$3.1M	$14.4M	$14.6M
Adjusted Operating Income	$47.0M - $49.0M	$41.9M	$153.0M -$170.0M	$164.0M

Earnings Per Diluted Share	$0.45 - $0.47	$0.37	$1.43 - $1.61	$1.39
Amortization of acquired intangible assets	$0.03	$0.02	$0.12	$0.11
Legal fee expense related to certain matters (1)	$0.05	$0.05	$0.21	$0.21
Tax effect of adjustments	($0.02)	($0.02)	($0.08)	($0.08)
Adjusted Earnings Per Diluted Share	$0.51 - $0.53	$0.42	$1.68 - $1.86	$1.63

(1)
Legal fee expense associated with (i) responses to the Department relating to borrower defense to repayment applications from former students, and (ii) acquisition efforts.

Operating income, which is the most directly comparable GAAP measure to adjusted operating income, and earnings per diluted share, which is the most directly comparable GAAP measure to adjusted earnings per diluted share, may not follow the same trends stated in the outlook above because of adjustments made for certain significant and non-cash items. The operating income, adjusted operating income, earnings per share and adjusted earnings per share outlook provided above for 2023 are based on the following key assumptions and factors, among others: (i) prospective student interest in the Company’s programs and trends in student retention and engagement remain consistent with management’s estimates, (ii) no significant additional impact of new or proposed regulations, including recent Department negotiated rulemaking initiatives, or other adverse changes in the legal or regulatory environment, which may require further operational changes in the way the Company’s academic institutions enroll, support and educate current and prospective students, among other impacts, (iii) no significant operating impacts from the settlements with the U.S. Federal Trade Commission and state attorneys general or other legal or regulatory matters, (iv) the impact from student loan initiatives implemented by the current administration remains consistent with management's estimates, (v) earnings per diluted share outlook assumes an effective income tax rate of approximately 27.0% for the second quarter and approximately 26.5% for the full year, and (vi) excludes any future impact from the Company’s stock repurchase program. Although these estimates and assumptions are based upon management’s good faith beliefs regarding current and future circumstances and actions that may be undertaken, actual results could differ materially from these estimates. In addition, decisions the Company makes in the future as it continues to evaluate diverse strategies to enhance stockholder value may impact the outlook provided above.

PRDO ANNOUNCES 1Q23 RESULTS …PG 6

CONFERENCE CALL INFORMATION

Perdoceo Education Corporation will host a conference call on Thursday, May 4, 2023 at 5:30 p.m. Eastern time to discuss first quarter 2023 results and 2023 outlook. Interested parties can access the live webcast of the conference call at www.perdoceoed.com in the Investor Relations section of the website. Participants can also listen to the conference call by dialing 1-833-470-1428 (domestic) or 1-929-526-1599 (international). Both dial-in numbers will use the access code 536811. Viewers can also access the conference call by following this link https://events.q4inc.com/attendee/719481091. Please log-in or dial-in at least 10 minutes prior to the start time to ensure a connection. An archived version of the webcast will be accessible for 90 days at www.perdoceoed.com in the Investor Relations section of the website.

ABOUT PERDOCEO EDUCATION CORPORATION

Perdoceo’s accredited academic institutions offer a quality postsecondary education primarily online to a diverse student population, along with campus-based and blended learning programs. The Company’s academic institutions – Colorado Technical University (“CTU”) and the American InterContinental University System (“AIUS” or “AIU System”) – provide degree programs from the associate through doctoral level as well as non-degree seeking and professional development programs. Perdoceo’s academic institutions offer students industry-relevant and career-focused academic programs that are designed to meet the educational needs of today’s busy adults. CTU and AIUS continue to show innovation in higher education, advancing personalized learning technologies like their intellipath® learning platform and using data analytics and technology to serve and educate students while enhancing overall learning and academic experiences. Perdoceo is committed to providing quality education that closes the gap between learners who seek to advance their careers and employers needing a qualified workforce. For more information, please visit www.perdoceoed.com.

Except for the historical and present factual information contained herein, the matters set forth in this release, including statements identified by words such as “believe,” “will,” “expect,” “continue,” “outlook,” “remain,” “focused on,” “should” and similar expressions, are forward-looking statements as defined in Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on information currently available to us and are subject to various assumptions, risks, uncertainties and other factors that could cause our results of operations, financial condition, cash flows, performance, business prospects and opportunities to differ materially from those expressed in, or implied by, these statements. Except as expressly required by the federal securities laws, we undertake no obligation to update or revise such factors or any of the forward-looking statements contained herein to reflect future events, developments or changed circumstances, or for any other reason. These risks and uncertainties, the outcomes of which could materially and adversely affect our financial condition and operations, include, but are not limited to, the following: declines in enrollment or interest in our programs; our continued compliance with and eligibility to participate in Title IV Programs under the Higher Education Act of 1965, as amended, and the regulations thereunder (including the 90-10, financial responsibility and administrative capability standards prescribed by the U.S. Department of Education), as well as applicable accreditation standards and state regulatory requirements; the impact of various versions of “borrower defense to repayment” regulations; the final outcome of various legal challenges to the Department's loan discharge and forgiveness efforts; rulemaking by the U.S. Department of Education or any state or accreditor and increased focus by Congress and governmental agencies on, or increased negative publicity about, for-profit education institutions; the success of our initiatives to improve student experiences, retention and academic outcomes; our continued eligibility to participate in educational assistance programs for veterans or other military personnel; increased competition; the impact of management changes; and changes in the overall U.S. economy. Further information about these and other relevant risks and uncertainties may be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 and its subsequent filings with the Securities and Exchange Commission.

###

PRDO ANNOUNCES 1Q23 RESULTS …PG 7

CONTACT

Investors:

Alpha IR Group

Davis Snyder

(312) 445-2870

PRDO@alpha-ir.com

Or

Media:

Perdoceo Education Corporation

(847) 585-2600

media@perdoceoed.com

PERDOCEO EDUCATION CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	March 31,	December 31,
	2023	2022
	(unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents, unrestricted	$89,845	$109,408
Restricted cash	9,476	9,476
Short-term investments	420,943	399,315
Total cash and cash equivalents, restricted cash and short-term investments	520,264	518,199

Student receivables, net	44,989	42,551
Receivables, other	4,309	3,457
Prepaid expenses	11,383	8,411
Inventories	3,765	1,904
Other current assets	735	597
Total current assets	585,445	575,119

NON-CURRENT ASSETS:
Property and equipment, net	25,752	26,038
Right of use asset, net	24,277	26,156
Goodwill	243,941	243,540
Intangible assets, net	50,941	53,564
Student receivables, net	1,467	1,850
Deferred income tax assets, net	24,309	24,613
Other assets	6,880	6,488
TOTAL ASSETS	$963,012	$957,368

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Lease liability - operating	$6,043	$6,555
Accounts payable	15,178	13,518
Accrued expenses:
Payroll and related benefits	22,448	40,306
Advertising and marketing costs	7,654	8,977
Income taxes	20,079	7,814
Other	19,027	14,621
Deferred revenue	44,710	71,590
Total current liabilities	135,139	163,381

NON-CURRENT LIABILITIES:
Lease liability - operating	25,837	27,286
Other liabilities	40,864	40,856
Total non-current liabilities	66,701	68,142

STOCKHOLDERS' EQUITY:
Preferred stock	-	-
Common stock	899	894
Additional paid-in capital	686,719	684,183
Accumulated other comprehensive loss	(4,121)	(5,447)
Retained earnings	382,323	347,839
Treasury stock	(304,648)	(301,624)
Total stockholders' equity	761,172	725,845
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$963,012	$957,368

PERDOCEO EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts and percentages)

	For the Quarter Ended March 31,
	2023	% of Total Revenue	2022	% of Total Revenue
REVENUE:
Tuition and fees, net	$193,319	98.8%	$181,327	99.1%
Other	2,279	1.2%	1,632	0.9%
Total revenue	195,598		182,959
OPERATING EXPENSES:
Educational services and facilities	33,851	17.3%	28,088	15.4%
General and administrative	112,686	57.6%	106,296	58.1%
Depreciation and amortization	5,155	2.6%	4,882	2.7%
Asset impairment	570	0.3%	-	0.0%
Total operating expenses	152,262	77.8%	139,266	76.1%
Operating income	43,336	22.2%	43,693	23.9%
OTHER INCOME:
Interest income	3,818	2.0%	333	0.2%
Interest expense	(95)	0.0%	(103)	-0.1%
Miscellaneous expense	(6)	0.0%	(89)	0.0%
Total other income	3,717	1.9%	141	0.1%
PRETAX INCOME	47,053	24.1%	43,834	24.0%
Provision for income taxes	12,569	6.4%	11,756	6.4%

NET INCOME	34,484	17.6%	32,078	17.5%

NET INCOME PER SHARE - BASIC:	$0.51		$0.47

NET INCOME PER SHARE -DILUTED:	$0.50		$0.46

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	67,235		68,746
Diluted	68,514		69,567

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
	For the Quarter Ended March 31,
(In Thousands)	2023		2022
NET INCOME	$34,484		$32,078
OTHER COMPREHENSIVE INCOME (LOSS), net of tax:
Foreign currency translation adjustments	26		(81)
Unrealized gain (loss) on investments	1,300		(1,364)
Total other comprehensive income (loss)	1,326		(1,445)
COMPREHENSIVE INCOME	$35,810		$30,633

PERDOCEO EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	For the Year Ended March 31,
	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$34,484	$32,078
Adjustments to reconcile net income to net cash provided by operating activities:
Asset impairment	570	-
Depreciation and amortization expense	5,155	4,882
Bad debt expense	10,757	13,715
Compensation expense related to share-based awards	2,294	2,416
Deferred income taxes	304	986
Changes in operating assets and liabilities	(48,992)	(31,923)
Net cash provided by operating activities	4,572	22,154

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of available-for-sale investments	(83,777)	(194,997)
Sales of available-for-sale investments	64,344	59,825
Purchases of property and equipment	(1,925)	(4,742)
Business acquisition	-	(7,000)
Net cash used in investing activities	(21,358)	(146,914)

CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of common stock	247	659
Purchase of treasury stock	(815)	(3,828)
Payments of employee tax associated with stock compensation	(2,209)	(1,610)
Release of cash held in escrow	-	(3,986)
Net cash used in financing activities	(2,777)	(8,765)
NET DECREASE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	(19,563)	(133,525)
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, beginning of the period	118,884	325,178
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, end of the period	$99,321	$191,653

PERDOCEO EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED SELECTED SEGMENT INFORMATION

(In thousands, except percentages)

	For the Quarter Ended March 31,
	2023 (1)	2022
REVENUE:
CTU	$124,492	$113,148
AIUS	70,840	69,532
Corporate and Other	266	279
Total	$195,598	$182,959

OPERATING INCOME (LOSS):
CTU	$43,690	$43,026
AIUS	12,003	9,523
Corporate and Other	(12,357)	(8,856)
Total	$43,336	$43,693

OPERATING MARGIN (LOSS):
CTU	35.1%	38.0%
AIUS	16.9%	13.7%
Corporate and Other	NM	NM
Total	22.2%	23.9%

(1)
Results of operations include an acquisition completed on December 1, 2022 within CTU and an acquisition completed on July 1, 2022 within AIUS.

PERDOCEO EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP ITEMS (1)

(In thousands, unless otherwise noted)

	For the Quarter Ended March 31,
	ACTUAL
Adjusted Operating Income	2023	2022
Operating income	$43,336	$43,693
Depreciation and amortization (2)	5,155	4,882
Legal fee expense related to certain matters (3)	4,619	2,347
Adjusted Operating Income	$53,110	$50,922

	For the Quarter Ending June 30,
	OUTLOOK	ACTUAL
	2023	2022
Operating income	$38.9M - $40.9M	$33,946
Depreciation and amortization (2)	4.4M	4,909
Legal fee expense related to certain matters (3)	3.7M	3,087
Adjusted Operating Income	$47.0M - $49.0M	$41,942

	For the Year Ending December 31,
	OUTLOOK	ACTUAL
	2023	2022
Operating income	$121.1M - $138.1M	$129,637
Depreciation and amortization (2)	17.5M	19,734
Legal fee expense related to certain matters (3)	14.4M	14,597
Adjusted Operating Income	$153.0M - $170.0M	$163,968

PERDOCEO EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP ITEMS (1) (cont’d)

	For the Quarter Ended March 31,
	ACTUAL
	2023	2022
Reported Earnings Per Diluted Share	$0.50	$0.46

Pre-tax adjustments included in operating expenses:
Amortization for acquired intangible assets (2)	0.04	0.02
Legal fee expense related to certain matters (3)	0.07	0.03
Total pre-tax adjustments	$0.11	$0.05
Tax effect of adjustments (4)	(0.03)	(0.01)
Total adjustments after tax	0.08	0.04
Adjusted Earnings Per Diluted Share	$0.58	$0.50

	For the Quarter Ending June 30,
	OUTLOOK	ACTUAL
	2023	2022
Reported Earnings Per Diluted Share	$0.45 - $0.47	$0.37

Pre-tax adjustments included in operating expenses:
Amortization for acquired intangible assets (2)	0.03	0.02
Legal fee expense related to certain matters (3)	0.05	0.05
Total pre-tax adjustments	$0.08	$0.07
Tax effect of adjustments (4)	(0.02)	(0.02)
Total adjustments after tax	0.06	0.05
Adjusted Earnings Per Diluted Share	$0.51 - $0.53	$0.42

	For the Year Ending December 31,
	OUTLOOK	ACTUAL
	2023	2022
Reported Earnings Per Diluted Share	$1.43 - $1.61	$1.39

Pre-tax adjustments included in operating expenses:
Amortization for acquired intangible assets (2)	0.12	0.11
Legal fee expense related to certain matters (3)	0.21	0.21
Total pre-tax adjustments	$0.33	$0.32
Tax effect of adjustments (4)	(0.08)	(0.08)
Total adjustments after tax	0.25	0.24
Adjusted Earnings Per Diluted Share	$1.68 - $1.86	$1.63

PERDOCEO EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP ITEMS (1) (cont’d)

(1)
The Company believes it is useful to present non-GAAP financial measures which exclude certain significant and non-cash items as a means to understand the performance of its operations. As a general matter, the Company uses non-GAAP financial measures in conjunction with results presented in accordance with GAAP to help analyze the performance of its operations, assist with preparing the annual operating plan, and measure performance for some forms of compensation. In addition, the Company believes that non-GAAP financial information is used by analysts and others in the investment community to analyze the Company’s historical results and to provide estimates of future performance.

The Company believes adjusted operating income and adjusted earnings per diluted share allow it to analyze and assess its operations and compare current operating results with the operational performance of other companies in its industry because it does not give effect to potential differences caused by items it does not consider reflective of underlying operating performance, such as amortization for acquired intangible assets, significant legal settlements and legal fee expense related to certain matters. The Company believes the items it is adjusting for are not normal operating expenses necessary to run its business. In evaluating adjusted operating income and adjusted earnings per diluted share, investors should be aware that in the future the Company may incur expenses similar to the adjustments presented above. The presentation of adjusted operating income and adjusted earnings per diluted share should not be construed as an inference that the Company's future results will be unaffected by expenses that are unusual, non-routine or non-recurring. Adjusted operating income and adjusted earnings per diluted share have limitations as an analytical tool, and should not be considered in isolation, or as a substitute for net income, operating income, earnings per diluted share, or any other performance measure derived in accordance and reported under GAAP or as an alternative to cash flow from operating activities or as a measure of liquidity.

Non-GAAP financial measures, when viewed in a reconciliation to corresponding GAAP financial measures, provide an additional way of viewing the Company’s results of operations and the factors and trends affecting the Company’s business. Non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding financial results presented in accordance with GAAP.

Results of operations include the Coding Dojo acquisition as of December 1, 2022 and the CalSouthern acquisition as of July 1, 2022.

(2)
Amortization for acquired intangible assets relate to definite-lived intangible assets associated with acquisitions.
(3)
Legal fee expense associated with (i) responses to the Department relating to borrower defense to repayment applications from former students, and (ii) acquisition efforts.
(4)
The tax effect of adjustments was calculated by multiplying the pre-tax adjustments with a tax rate of 25.0%. This tax rate is intended to reflect federal and state taxable jurisdictions as well as the nature of the adjustments.